As filed with the Securities and Exchange Commission on August 11, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8133057
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

110 East 59th Street, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2004 Global Share Option Plan
Amended and Restated 2005 U.S. Stock Option and Incentive Plan
(Full Title of the Plan)

Liat Sossover
Chief Financial Officer
Brainstorm Cell Therapeutics Inc.
110 East 59th Street
New York, New York 10022
(Name and Address of Agent for Service)

(212) 557-9000
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.
BRL Law Group LLC
425 Boylston Street, 3rd Floor
Boston, Massachusetts 02116
(617) 399-6931

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.00005 par value	3,153,334 shares	$0.195	(1)	$614,900.13	(1)	$43.85
	200,000 shares	$0.067	(2)	$13,400	(2)	$.96
	50,000 shares	$0.067	(2)	$3,350	(2)	$.24
	50,000 shares	$0.067	(2)	$3,350	(2)	$.24
	30,000 shares	$0.067	(2)	$2,010	(2)	$.15
	20,000 shares	$0.067	(2)	$1,340	(2)	$.10
	1,000,000 shares	$0.067	(2)	$67,000	(2)	$4.78
	100,000 shares	$0.15	(2)	$15,000	(2)	$1.07
	100,000 shares	$0.15	(2)	$15,000	(2)	$1.07
	100,000 shares	$0.15	(2)	$15,000	(2)	$1.07
	30,000 shares	$0.32	(2)	$9,600	(2)	$.69
	166,666 shares	$0.00005	(2)	$83.34	(2)	$.01
Total:	5,000,000 shares			$760,033.47		$54.23

(1)
Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on August 9, 2010 as reported on the Over-the-Counter Bulletin Board operated by the National Association of Securities Dealers Inc. in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933.

(2)
All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

Statement of Incorporation by Reference

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-131880) filed by the Registrant on February 15, 2006 and amended on August 11, 2010, relating to the Amended and Restated 2004 Global Share Option Plan and Amended and Restated 2005 U.S. Stock Option and Incentive Plan (the “Plans”), except as to the item set forth below.  This Registration Statement provides for the registration of an additional 5,000,000 shares under the Plans.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, ISRAEL on August 11, 2010.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Abraham Efrati
Abraham Efrati
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Brainstorm Cell Therapeutics Inc., hereby severally constitute Abraham Efrati, Chaim Lebovits and Liat Sossover, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Brainstorm Cell Therapeutics Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 11, 2010.

Signature	Title

/s/ Abraham Efrati	Chief Executive Officer and Director
Abraham Efrati	(Principal Executive Officer)

/s/ Liat Sossover	Chief Financial Officer
Liat Sossover	(Principal Financial Officer)

Director
Irit Arbel

/s/ Abraham Israeli	Director
Abraham Israeli

/s/ Robert Shorr	Director
Robert Shorr

Director
Malcolm Taub

EXHIBIT INDEX

Exhibit Number	Description

4.1
Agreement and Plan of Merger, dated as of November 28, 2006, by and between Brainstorm Cell Therapeutics Inc., a Washington corporation, and Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix A of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.2
Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix B of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.3
ByLaws of Brainstorm Cell Therapeutics Inc., a Delaware corporation, is incorporated herein by reference to Appendix C of the Company’s Definitive Schedule 14A dated November 20, 2006 (File No. 333-61610).

4.4
Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007, is incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated March 27, 2007 (File No. 333-61610).

5	Opinion of BRL Law Group LLC.

23.1	Consent of BRL Law Group LLC (included in Exhibit 5).

23.2	Consent of Brightman Almagor Zohar & Co., Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1
Amended and Restated 2004 Global Share Option Plan and its Israeli Appendix A are incorporated herein by reference to Exhibit A to the Registrant’s Definitive Schedule 14A filed April 29, 2008 (File No. 333-61610).

99.2	Amended and Restated 2005 U.S. Stock Option and Incentive Plan is incorporated herein by reference to Exhibit B to the Registrant’s Definitive Schedule 14A filed April 29, 2008 (File No. 333-61610).